PROXY

               THIS PROXY IS SOLICITED ON BEHALF OF THE
                          BOARD OF DIRECTORS

    The undersigned hereby appoints DAVID L. OSBORN or THOMAS SACCO, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of HUDSON'S GRILL OF AMERICA, INC., held on record by the undersigned on April 18, 1997, at the annual meeting to be held May 27, 1997.*

    1.   ELECTION OF DIRECTORS

                        FOR ALL NOMINEES PRINTED BELOW (except
                        as marked to the contrary below).

                        FOR THE FOLLOWING DIRECTORS (name up to
                        three):

                        WITHHOLD AUTHORITY TO VOTE FOR ALL
                        NOMINEES LISTED.

              D.L. Osborn and T.A. Sacco. (Instructions: To withhold authority to vote for any individual nominees, line out that nominee's name).

    2.   RATIFICATION OF SELECTION OF HEIN + ASSOCIATES, LLP

                    FOR             AGAINST             ABSTAIN


    3.   AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO
         GRANT AUTHORITY TO ISSUE UP TO 5,000,000 SHARES OF
         PREFERRED STOCK

                    FOR             AGAINST             ABSTAIN


    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for the Nominees and for Proposals 2 and 3.

    Date:



                                       Signature


                                       Signature


* Cumulative voting is permitted. See the proxy statement for details.